Exhibit 99.2

ROCKET INTERNET GROWTH OPPORTUNITIES CORP.

BALANCE SHEET

March 25, 2021

	March 25, 2021	Pro Forma Adjustments		As Adjusted
		(unaudited)		(unaudited)
Assets:
Cash	$1,851,399	$—		$1,851,399
Prepaid expenses	500,499	—		500,499

Total current assets	2,351,898	—		2,351,898
Cash held in trust account	250,000,000	17,000,000	(a)	267,000,000
		340,000	(b)
		(340,000)	(c)

Total Assets	$252,351,898	$17,000,000		$269,351,898

Liabilities and Shareholders’ Equity
Accrued offering costs and expenses	847,000	—		847,000
Due to related party	645	—		645

Total Current Liabilities	847,645	—		847,645
Deferred underwriter’s discount	8,750,000	595,000	(d)	9,345,000

	9,597,645	595,000		10,192,645
Commitments
Class A ordinary shares subject to possible redemption, 23,775,425 and 25,415,925 shares (as adjusted) at redemption value, respectively	237,754,250	16,405,002	(e)	254,159,252
Shareholders’ Equity:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—		—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 1,224,575 shares issued and outstanding (excluding 23,775,425 shares subject to possible redemption); 1,284,075 shares issued and outstanding (excluding 25,415,925 shares subject to possible redemption) (as adjusted)	122	170	(a)	128
		(164)	(e)
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 7,187,500 shares issued and outstanding	719			719
Additional paid-in capital	5,016,413	16,999,830	(a)	5,016,405
		340,000	(b)
		(340,000)	(c)
		(595,000)	(d)
		(16,404,838)	(e)
Accumulated deficit	(17,251)	—		(17,251)

Total Shareholders’ Equity	5,000,003	(2)		5,000,001

Total Liabilities and Shareholders’ Equity	$252,351,898	$17,000,000		$269,351,898

The accompany notes are an integral part of the financial statement.

NOTE 1 – CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited pro forma balance sheet presents the balance sheet of Rocket Internet Growth Opportunities Corp. (the “Company”) as of March 25, 2021, adjusted for the closing of the underwriter’s over-allotment option and related transactions which occurred on March 30, 2021, as described below.

On March 25, 2021, the Company consummated its initial public offering (the “IPO”) of 25,000,000 units (the “Units”). Each Unit consists of one Class A ordinary share, $0.0001 par value per share and one-fourth of one redeemable warrant to purchase one Class A ordinary share. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $250,000,000. The Company granted the underwriter in the IPO (the “Underwriter”) a 45-day option to purchase up to 3,750,000 additional Units to cover over-allotments, if any. On March 26, 2021, the Underwriter partially exercised the over-allotment option to purchase an additional 1,700,000 units (the “Over-Allotment Units”), which purchase settled on March 30, 2021, generating gross proceeds of $17,000,000.

Simultaneously with the closing of the exercise of the over-allotment option, the Company completed the private sale (the “Private Placement”) of an aggregate of 226,666 warrants (the “Private Placement Warrants”) to Rocket Internet Growth Opportunities Sponsor GmbH, a German limited liability company (the “Sponsor”), at a purchase price of $1.50 per Private Placement Warrant, generating gross proceeds of $340,000, which was used to pay the underwriting discount of 2% of the over-allotment gross proceeds.

Upon closing of the IPO, the Private Placement, and the sale of the Over-Allotment Units, a total of $267,000,000 ($10.00 per Unit) was placed in a U.S.-based trust account, with Continental Stock Transfer & Trust Company acting as trustee.

Pro forma adjustments to reflect the exercise of the Underwriter’s over-allotment option and the sale of the Private Placement Warrants described above, are as follows:

	Pro Forma Entries	Debit	Credit
(a)	Cash held in trust account	$17,000,000
	Class A ordinary shares		$170
	Additional paid-in capital		$16,999,830
	To record sale of 1,700,000 Over-allotment Units at $10.00 per Unit
(b)	Cash held in trust account	$340,000
	Additional paid-in capital		$340,000
	To record sale of 226,666 Private Placement Warrants at $1.50 per Private Placement Warrant
(c)	Additional paid-in capital	$340,000
	Cash held in trust account		$340,000
	To record payment of cash underwriting fee
(d)	Additional paid-in capital $	595,000
	Deferred underwriter’s discount		$595,000
	To record additional Deferred underwriter’s fee arising from the sale of Over-allotment Units
(d)	Class A ordinary shares	$164
	Additional paid-in capital	$16,404,838
	Class A ordinary shares subject to possible redemption		$16,405,002
	To record Class A ordinary shares out of permanent equity into mezzanine redeemable shares